Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 17, 2019, is by and among Catalent, Inc., a Delaware corporation (the “Company”), and Green Equity Investors VII, L.P., a Delaware limited partnership, Green Equity Investors Side VII, L.P., a Delaware limited partnership, LGP Associates VII-A LLC, a Delaware limited liability company, and LGP Associates VII-B LLC, a Delaware limited liability company (collectively, on a several and not joint basis, the “Purchaser”). The Purchaser and any other Person who may become a party hereto pursuant to Section 11(c) are referred to individually as a “Shareholder” and collectively as the “Shareholders.”

WHEREAS, the Company, Green Equity Investors VII, L.P. and Green Equity Investors Side VII, L.P. are parties to the Equity Commitment and Investment Agreement, dated as of April 14, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”); and

WHEREAS, the Purchaser desires to have, and the Company desires to grant, certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms have the following meanings, and terms used herein but not otherwise defined herein have the meanings assigned to them in the Investment Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that the Company has determined in good faith (after consultation with legal counsel): (i) would be required to be made in any Registration Statement or Prospectus filed with the SEC by the Company so that such Registration Statement or Prospectus would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or Prospectus; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, (i) “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise and (ii) the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For purposes of this Agreement (but not for purposes of the definition of “Registrable Securities”), none of the Shareholders and their respective Affiliates shall be deemed to be Affiliates of the Company or any of its Subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 of the Securities Act.

“Closing” has the meaning set forth in the Investment Agreement.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Common Stock” means all shares currently or hereafter existing of Common Stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Convertible Preferred Stock” means all currently or hereafter existing shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Demand Notice” has the meaning set forth in Section 3(b).

“Demand Registration” has the meaning set forth in Section 3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Investment Agreement” has the meaning set forth in the recitals.

“Long-Form Registration” has the meaning set forth in Section 3(b).

“Losses” has the meaning set forth in Section 8(a).

“Marketed Offering” means a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Shareholders following the participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.

“Offering Persons” has the meaning set forth in Section 6(o).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 4(a).

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Piggyback Request” has the meaning set forth in Section 4(a).

“Proceeding” means an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B of the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” means the sale of shares of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Purchaser” has the meaning set forth in the preamble.

“Registrable Securities” means, as of any date of determination, any shares of Convertible Preferred Stock and any shares of Common Stock that the Shareholders have acquired or have the right to acquire upon conversion of the Convertible Preferred Stock, and any other securities issued or issuable with respect to any such shares by way of share split, share subdivision, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise acquired. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities have been otherwise transferred, new certificates for such securities not bearing a restrictive legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; and (iii) such securities shall cease to be issued and outstanding. In addition, such securities shall cease to be Registrable Securities with respect to any holder upon the later of the date (A) such holder, together with its, his or her Affiliates, beneficially owns less than 3,357,207 shares of Common Stock (including all shares issuable upon the conversion of all Convertible Preferred Stock) and (B) such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any notice requirement, volume limitation or manner of sale limitation thereunder.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 of the Securities Act.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shareholders” has the meaning set forth in the preamble.

“Shelf Offering” has the meaning set forth in Section 4(c).

“Short-Form Registration” has the meaning set forth in Section 3(b).

“Stockholders’ Agreement” has the meaning set forth in Section 11(h).

“Subsidiary” means, with respect to any Person, any company, corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Take-Down Notice” has the meaning set forth in Section 4(c).

“Triggering Demand Notice” has the meaning set forth in Section 3(b)(iv).

The terms “underwritten registration” or “underwritten offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 of the Securities Act.

Section 2.    Holders of Registrable Securities. A holder of Registrable Securities means a Shareholder that owns or has a right to acquire such Registrable Securities.

Section 3.    Shelf Registration; Demand Registrations.

(a)    Filing and Effectiveness of Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to (i) prepare, file and cause to be declared effective by the SEC (if such Registration Statement is not an Automatic Shelf Registration Statement), within one hundred twenty (120) days following the Closing, a Registration Statement, in the form of a Short-Form Registration (if the Company is then eligible for the same) or in the form of a Long-Form Registration (if the Company is not then eligible for a Short-Form Registration), as applicable, covering the sale or distribution from time to time by the Shareholders pursuant to a plan of distribution acceptable to a majority of the Shareholders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities; and (ii) cause such Registration Statement (including by filing a new, replacement Registration Statement as required under the Securities Act) to remain effective under the Securities Act continuously until no Registrable Securities are outstanding.

(b)    Requests for Registration.

Subject to the following paragraphs of this Section 3(b), following the Closing, one or more Shareholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 (which, unless all Shareholders delivering such notice request otherwise, shall be (A) filed pursuant to Rule 415 of the Securities Act and (B) if the Company is a Well-Known Seasoned Issuer at the time of filing such Registration Statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (each, a “Short-Form Registration”) or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (each, a “Long-Form Registration”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement within sixty (60) days following receipt of such Demand Notice in the case of a Short-Form Registration or within ninety (90) days following receipt of such Demand Notice in the case of a Long-Form Registration; provided, however, that, unless a Shareholder requests to have registered all of its Registrable Securities, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Shareholders is reasonably expected to result in aggregate gross cash proceeds in excess of $150,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(b), the Company shall use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as promptly as practicable after the filing thereof (if such Registration Statement is not an Automatic Shelf Registration Statement).

(i)    No Demand Registration shall be deemed to have occurred for purposes of this Section 3(b) or Section 4(c), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 3(f) or 4(c), if (A) the Registration Statement relating thereto (and covering not less than all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (1) does not become effective, or (2) is not maintained as effective for the period required pursuant to this Section 3, (B) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, or (C) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied other than as a result of the Shareholders’ actions.

(ii)    Each Demand Notice made pursuant to this Section 3(b) must: (A) state that it is a notice to initiate a Demand Registration under this Agreement; (B) identify the Shareholders effecting the request; and (C) specify the number of Registrable Securities of each such Shareholder to be registered and the intended method(s) of disposition thereof.

(iii)    Except as otherwise agreed by all Shareholders with Registrable Securities subject to a Demand Registration, the Company shall maintain the continuous effectiveness of the Registration Statement with respect to such Demand Registration until the earliest to occur of (x) the date on which such securities cease to be Registrable Securities, (y) the date on which such Registrable Securities have actually been sold and (z) one hundred eighty (180) days after the effective date of such Registration Statement.

(iv)    Within five (5) Business Days after receipt by the Company of a Demand Notice pursuant to this Section 3(b) (the “Triggering Demand Notice”), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 3(c), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein meeting all of the requirements of a Demand Notice under this Agreement (whether or not any of the other Shareholders demanding such inclusion have exercised such Shareholders’ conversion rights) within five (5) days after the date that such notice from the Company has been delivered; provided that (A) all of such other Shareholders must agree to the plan of distribution proposed by the Shareholders who delivered the Triggering Demand Notice and (B) in connection with any underwritten registration, such holders must agree to abide and be bound by the underwriting agreement approved by the Company and the Shareholders who delivered the Triggering Demand Notice as if they were such Shareholders. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(v)    For the avoidance of doubt, an underwritten registration pursuant to a Demand Registration may be made pursuant to an effective shelf Registration Statement filed pursuant to Section 3(a) hereof.

(c)    Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s) advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such underwritten offering, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting such underwritten offering, and such number of Registrable Securities shall be allocated pro rata among the Shareholders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitations shall be included in such offering.

(d)    Postponement of Registration. The Company shall be entitled to postpone the filing (but not the preparation) or the initial effectiveness of, or suspend the use of, a Registration Statement, in each case for a reasonable period of time not more than twice in any twelve (12) month period and that does not exceed (x) sixty (60) days on any one occasion or (y) in the aggregate together with all other such postponements or suspensions, ninety (90) days in any twelve (12) month period, if the Company delivers, as applicable, to the Shareholders requesting registration or the Shareholders named in a Registration Statement filed pursuant to Section 3(a) a certificate signed by an executive officer certifying that such registration and offering would (A) require the Company to make an Adverse Disclosure or (B) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Shareholders receiving such certificate shall keep the information contained in such certificate confidential subject to the same extent and on the same terms and conditions as set forth in Section 6(o).

(i)    If the Company shall so postpone the filing of a Registration Statement in accordance with this Section 3(d) or suspend its use following the delivery of a Demand Notice, the Shareholders who sent the Demand Notice initiating such registration shall have the right to withdraw such Demand Notice pursuant to Section 3(b) by giving written notice to the Company during the period beginning from the date of postponement notice to the tenth (10th) day prior to the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Shareholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that, in the event such Shareholders do not so withdraw their Demand Notice, the Company shall continue to prepare a Registration Statement during such postponement such that, if the Company exercises its rights under this Section 3(d), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.

(ii)    In the event the Company exercises its rights to postpone the initial effectiveness of, or suspend the use of, a Registration Statement, the Shareholders participating in such Demand Registration shall suspend, promptly upon their receipt of the certificate referred to above, use of the Prospectus relating to such Demand Registration or the Prospectus contained within the Registration Statement filed pursuant to Section 3(a) in connection with any sale or offer to sell Registrable Securities.

(e)    Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities subject to the original Triggering Demand Notice shall have the right to notify the Company that they have determined that the applicable Registration Statement be abandoned or withdrawn by giving written notice of such abandonment or withdrawal at any time prior to the effective time of such Registration Statement, in which event the Company shall abandon or withdraw such Registration Statement; provided that any Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 3(f) if such Demand Notice is abandoned or withdrawn in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally. The Company shall cease all efforts to secure registration following any such abandonment or withdrawal.

(f)    Number of Demand Notices. In connection with the provisions of this Section 3, the Shareholders collectively shall have four (4) Demand Notices in connection with Marketed Offerings, which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided that in connection therewith, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”); provided that (A) the Shareholders may not make more than two (2) Demand Registration requests in any 365-day period and (B) the Shareholders may not make a Demand Registration requesting to launch an underwritten offering within the period commencing fourteen (14) days prior to the end of any fiscal quarter of the Company and ending two (2) days following the date on which the Company shall publicly announce its earnings for such fiscal quarter or the year ending on such fiscal quarter. For the avoidance of doubt, the Shareholders shall have no further rights to Demand Registrations of its Registrable Securities other than pursuant to this Section 3(f).

Section 4.    Piggyback Registration; Shelf Take Down.

(a)    Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (each registration wherein a holder participates in accordance with this Section 4, a “Piggyback Registration”). Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within five (5) Business Days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) one hundred eighty (180) days after the effective date thereof and (y) consummation of the distribution of the Common Stock (other than the Registrable Securities identified in such Piggyback Requests) that are the subject of such Registration Statement proposed to be filed by the Company.

(b)    Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i)    if the registration involves an underwritten primary offering on behalf of the Company, (A) first, all securities proposed to be sold by the Company for its own account; (B) second, all Registrable Securities requested to be included in such registration by the Shareholders pursuant to this Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by all holders that made such Piggyback Request; and (C) third, all other securities requested to be included in such Registration Statement by other holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; provided that any Shareholder may, prior to the earlier of (x) the effectiveness of the Registration Statement and (y) the time at which the offering price or underwriter’s discount are determined with the managing underwriter(s), withdraw its request to be included in such registration pursuant to this Section 4.

(ii)    if the registration involves an underwritten offering that was initially requested by any Person(s) (other than a Shareholder) to whom the Company has granted registration rights which are not inconsistent with the rights granted in, and do not otherwise conflict with the terms of, this Agreement, (A) first, the securities requested to be included in such underwritten offering by such other Person(s) pro rata among such Person(s) on the basis of the percentage of the securities requested to be included in such Registration Statement by all holders that made such request; (B) second, all Registrable Securities requested to be included in such registration by the Shareholders pursuant to this Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by all holders that made such Piggyback Request; (C) third, all other securities requested to be included in such Registration Statement by other holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; and (D) fourth, all securities requested to be included in such Registration Statement by the Company for its own account; provided that any Shareholder may, prior to the earlier of (x) the effectiveness of the Registration Statement and (y) the time at which the offering price or underwriter’s discount are determined with the managing underwriter(s), withdraw its request to be included in such registration pursuant to this Section 4.

(c)    Shelf-Take Downs. At any time that a shelf Registration Statement covering Registrable Securities pursuant to Section 3 or Section 4 (or otherwise) is effective, if any Shareholder delivers a notice to the Company (each, a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf Registration Statement (each, a “Shelf Offering”), then the Company shall amend or supplement the shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. In connection with any Shelf Offering, including any Shelf Offering that is an underwritten offering (including a Marketed Offering):

(i)    such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii)    if the Shelf Offering is underwritten, in the event that the managing underwriter(s) of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the managing underwriter(s) may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 3(c) with respect to a limitation of shares to be included in a registration;

provided, however, that each Shelf Offering that is an underwritten offering initiated by a Shareholder shall be deemed to be a demand subject to the provisions of Section 3(b) (subject to Section 3(e)), and shall decrease by one the number of Demand Notices the Shareholders are entitled to pursuant to Section 3(f).

Section 5.    Restrictions on Public Sale by Holders of Registrable Securities.

(a)    If any registration pursuant to Section 3 or Section 4 of this Agreement shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Sections 3(a) or 4(c) hereof), the Company will cause each of its executive officers and directors to sign a customary “lock-up” agreement containing provisions consistent with those contemplated pursuant to Section 5(b); or (ii) underwritten offering (including with respect to a Shelf Offering pursuant to Sections 3(a) or 4(c) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within ninety (90) days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf Registration Statement) for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

(b)    Each Shareholder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, as applicable, that, if requested in writing by the managing underwriter or underwriters in such offering, it will not (i) subject to customary exceptions, effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock, or (ii) give any Demand Notice during the period commencing on the date of the Prospectus pursuant to which such underwritten offering may be made and continuing for not more than thirty (30) days after the date of such Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf Registration Statement). In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, the Company, or, if Shareholders will be selling more Registrable Securities in the offering than the Company, Shareholders holding a majority of the Registrable Securities shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders agree to execute the form so negotiated; provided that the form so negotiated is reasonably acceptable to the Company or the Shareholders, as applicable, and consistent with the agreement set forth in this Section 5 and that the Company’s executive officers and directors shall also have executed a form of agreement substantially similar to the agreement so negotiated, as applicable, subject to customary exceptions applicable to natural persons.

Section 6.    Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 or Section 4, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall use its reasonable best efforts, as promptly as practicable to the extent applicable, to:

(a)    prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that, before filing a Registration Statement or Prospectus or any amendment or supplement thereto (including documents that would be incorporated or deemed to be incorporated therein by reference, except to the extent that such documents shall have previously been filed with or furnished to the SEC), the Company shall furnish or otherwise make available to counsel for the holders of the Registrable Securities covered by such Registration Statement (who may share such documents with their clients) and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors; provided that nothing in this Section 6(a) is intended to effect any waiver of the Company’s attorney-client or other legal privilege. The Company shall not file any such Registration Statement or Prospectus or any amendment or supplement thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein, except to the extent that such documents shall have previously been filed with or furnished to the SEC) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;

(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 of the Securities Act;

(c)    notify counsel to each selling holder of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person or such selling holder) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (if such Registration Statement is not an Automatic Shelf Registration Statement), (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any change in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Shareholders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)    prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)    if requested by the managing underwriters, if any, or the holders of a majority of the then-issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any action under this Section 6(e) that is not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)    furnish or make available to counsel for each selling holder of Registrable Securities and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such counsel, the holder such counsel represents or such underwriter); provided that the Company may furnish or make available any such document in electronic format;

(g)    deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such document in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)    prior to any Public Offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to taxation or general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(i)    cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legend) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorization, certificate, or direction required by the transfer agent that authorizes and directs the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

(j)    upon the occurrence of, or, if later, the Company’s receipt of knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus (then in effect) or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m)    cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(n)    enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

(o)    in connection with a customary due diligence review, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such

Offering Persons in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons except (i) where disclosure of such information is requested or legally compelled (in either case pursuant to the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or a federal, state or local governmental or regulatory body or pursuant to a civil investigative demand or similar judicial process), (ii) where such information is or becomes generally known to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement, (iii) where such information (A) was known to such Offering Persons on a nonconfidential basis (prior to its disclosure by the Company) from a source other than the Company that, after reasonable inquiry, is entitled to disclose such information and is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) was in the possession of the Offering Persons on a nonconfidential basis prior to its disclosure to the Offering Persons by the Company or (C) is subsequently developed by the Offering Persons without using all or any portion of such information or violating any of the obligations of such Persons under this Agreement or (iv) for disclosure in connection with any suit, arbitration, claim or litigation involving this Agreement or against any Offering Person under federal, state or other securities laws in connection with the offer and sale of any Registrable Securities. In the case of a proposed disclosure pursuant to (i) (or, unless such Person and the Company are adversaries in such suit, arbitration, claim or litigation, (iv)) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and to cooperate with the Company, at the Company’s cost, in any effort the Company undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this provision, the Offering Persons will furnish only that portion of such information that the Offering Persons are advised by legal counsel is legally required and will exercise their reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such information;

(p)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC; and

(q)    cause its officers and employees to use their respective reasonable best efforts to support the reasonable marketing of the Registrable Securities covered by the Registration Statement (including participation in, and preparation of materials for, any “road show”) in a Marketed Offering.

Each holder of Registrable Securities as to which any registration is being effected shall promptly furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing as a condition for any Registrable Securities to be included in the applicable registration hereunder. For the avoidance of doubt, failure of any holder of Registrable Securities to furnish the Company with such information as requested by the Company pursuant to the preceding sentence shall relieve the Company of any obligation hereunder to include the applicable Registrable Securities of such holder in the Registration Statement with respect to which such information was requested.

Each Shareholder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 6(c)(ii), (iii), (iv) or (v), such holder will forthwith discontinue disposition of such Registrable Securities pursuant to such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filing that is incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7.    Registration Expenses. All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance) and all reasonable fees and expenses of one counsel (together with any appropriate local counsel(s)) retained by the holders of Registrable Securities, shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective. All underwriters’ discounts and selling commissions, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the holders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 8.    Indemnification.

(a)    Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, its officers, directors, partners and managing members and each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all reasonably foreseeable losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, in each case arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document (including any related Registration Statement, notification, or the like or any materials prepared by or on behalf of the Company as part of any “road show” (as defined in Rule 433(h) of the Securities Act)) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners and managing members and each Person who controls each such holder, for any reasonable and documented out-of-pocket legal and any other expenses actually incurred in connection with investigating and defending or, subject to the last sentence of this Section 8(a), settling any such Loss or action; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder, but only if such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

(b)    Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder of Registrable Securities shall indemnify, to the fullest extent permitted by law, severally and not jointly with any other participating holder of Registrable Securities, the Company, its officers, directors and managing members and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against all Losses arising out of or based on any untrue statement of a material fact contained in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company or such officers, directors, managing members and control persons for any reasonable and documented out-of-pocket legal or any other expenses actually incurred in connection with investigating or defending any such Loss or action, subject to the immediately following proviso, settling any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein; provided, however, that the foregoing obligations shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c)    Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (each, an “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 8) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).

(d)    Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total net proceeds received by such holder from the sale of the Registrable Securities giving rise to such contribution obligation and sold by such holder exceeds the amount of any damages that such holder has otherwise been required to pay by reason of the applicable action, statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the holders of Registrable Securities to contribute pursuant to this Section are several and not joint.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9.    Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable all holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are issued and outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).

Section 10.    Underwritten Registrations. In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by the Shareholders holding the majority of Registrable Securities included in any Demand Registration, including any Shelf Offering, initiated by such Shareholders, subject to the reasonable satisfaction of the Company.

Section 11.    Miscellaneous.

(a)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given by, but only with, the written consent of the Shareholders holding a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b)    Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, emailed and confirmed or mailed by registered or certified mail, return receipt requested, or recognized overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties): If to the Company, to the address of its principal executive offices, addressed to the attention of its General Counsel (email: GenCouns@Catalent.com). If to any Shareholder, at such Shareholder’s address as set forth on the records of the Company or such other address as such Shareholder notifies the Company in writing. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy or email, be deemed received on the first Business Day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the United States mail.

(c)    Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders in compliance with any restrictions on transfer or assignment; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the holders of a majority of the Registrable Securities and (y) such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto promptly following the acquisition of such Registrable Securities (including the provision of an address, which the Company may use as the Shareholder’s notice address for purposes of Section 11(b) unless such address is changed in accordance with such Section by notice); provided, further, that a Shareholder may only assign its rights and obligations under this Agreement upon written notice to the Company (i) if such assignment is in connection with (A) a transfer or sale of all or substantially all of the Registrable Securities held by such Shareholder or (B) a transfer or sale of at least 25.0% of the shares of Registrable Securities sold to the Shareholder on the Closing Date on an “as converted basis” or (ii) to any of its partners, members, equityholders or Affiliates or one or more private equity funds sponsored or managed by an Affiliate.

(d)    Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)    Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited; (v) unless otherwise specified, the term “days” shall mean calendar days; (vi) a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, any class of securities) shall be determined based on the number of shares of such securities; and (vii) unless otherwise provided, the currency for all dollar figures included in this Agreement shall be the US Dollar.

(f)    Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with, the laws of the State of New York.

(g)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)    Entire Agreement. This Agreement, that certain Confidentiality Agreement, dated as of January 2, 2019, by and between Catalent Pharma Solutions, LLC and Leonard Green & Partners, L.P., that certain Stockholders’ Agreement, dated as of the date hereof, by and between the Company and the Purchaser (the “Stockholders’ Agreement”) and the Investment Agreement are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with the Investment Agreement and the Stockholders’ Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement shall not supersede the transfer restrictions in the Stockholders’ Agreement.

(i)    Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j)    Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.

(k)    Term; Other Agreements. This Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities; provided that such Shareholder’s rights and obligations pursuant to Section 8, as well as the Company’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any Registration Statement in which any Registrable Securities of such Shareholders were included. From and after the date of this Agreement, the Company shall not, without the consent of the Shareholders holding a majority of the Registrable Securities, enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving any registration rights (i) the terms of which are more favorable than, senior to or conflict with, the registration rights granted to the Shareholders hereunder or (ii) permitting such Person to exercise a demand registration right during the period expiring on the second anniversary of the date hereof; provided that the Company may enter into an agreement granting such rights if such agreement provides the Shareholders with piggyback rights consistent with those granted to the Shareholders pursuant to Section 4, and, if such agreement contains any underwriter cutbacks consistent with Section 4(b), then the Shareholders shall participate with such other holders on a pro rata basis; and provided, further, that the Company may enter into an agreement granting such demand rights in connection with the issuance of securities of the Company pursuant to (i) a bona fide material acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries, (ii) an exchange of indebtedness of the Company into equity and (iii) a proposed resale of convertible securities of the Company by any holder thereof, in each case, to the extent that the entering into of such an agreement is customary in a transaction of the type contemplated.

(l)    Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the federal courts of the United States of America located in New York County, and the appropriate appellate courts therefrom for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; provided, however, that any judgment in any such suit, action or proceeding may be enforced in any court with jurisdiction over the subject matter. The parties hereto hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of Section 11(b).

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m)    Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(i)    the word “or” is not exclusive;

(ii)    the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(iii)    the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(iv)    the term “Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by law to close; and

(v)    references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

CATALENT, INC.

By:	/s/ Steven L. Fasman
Name: Steven L. Fasman
Title: Senior Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

GREEN EQUITY INVESTORS VII, L.P.

By: GEI Capital VII, LLC, its General Partner

By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President

GREEN EQUITY INVESTORS SIDE VII, L.P.

By: GEI Capital VII, LLC, its General Partner

By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

LGP ASSOCIATES VII-A LLC

By: Peridot Coinvest Manager LLC, its Manager

By: Leonard Green & Partners, L.P., its Manager

By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President

LGP ASSOCIATES VII-B LLC

By: Peridot Coinvest Manager LLC, its Manager

By: Leonard Green & Partners, L.P., its Manager

By:	/s/ Peter Zippelius
Name: Peter Zippelius
Title: Senior Vice President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement (this “Addendum Agreement”) is made this [•] day of [•], 20[•], by and between [•], a [•] (the “New Shareholder”) and Catalent, Inc., a Delaware corporation (the “Company”), pursuant to a Registration Rights Agreement dated as of May 17, 2019 (the “Agreement”), by and among the Company, Green Equity Investors VII, L.P., a Delaware limited partnership, Green Equity Investors Side VII, L.P., a Delaware limited partnership, LGP Associates VII-A LLC, a Delaware limited liability company, and LGP Associates VII-B LLC, a Delaware limited liability company. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the New Shareholder has acquired the number and type of Registrable Securities specified below directly or indirectly from a Shareholder in accordance with the Agreement and all applicable law;

WHEREAS, the Company and the Shareholders have required in the Agreement that all Persons desiring registration rights pursuant to the Agreement must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto; and

WHEREAS, the New Shareholder has caused this Addendum Agreement to be executed by a duly authorized individual.

NOW, THEREFORE, in consideration of the premises recited above and intending to be bound, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement (or as otherwise provided therein) and shall be deemed to be a Shareholder thereunder. The Company may rely on the foregoing acknowledgement without further inquiry and is relieved of any liability for such reliance.

[Name of New Shareholder]

By: Name: Title:

Registrable Securities:

Type:

Number:
Notice Address:

Attn:
Facsimile:
Email: